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                                CONTRACT SCHEDULE

                  GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

EFFECTIVE DATE:                         [May 15, 2008]

GMDB RIDER CHARGE:                      [0.65%]

LAST HIGHEST ANNIVERSARY DATE:          [Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [81st ]birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                      [6%]

LAST INCREASE DATE:                     [Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [91st ]birthday]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                  [6.00%]

GMDB FIRST OPTIONAL STEP-UP DATE:       [1st Anniversary following the Effective
                                        Date]

GMDB OPTIONAL STEP-UP WAITING PERIOD:   [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:           [80]

MAXIMUM OPTIONAL STEP-UP CHARGE:        [1.50%]

ALLOCATION, TRANSFERS AND REBALANCING
-------------------------------------
LIMITS:
-------

   GMDB SUBACCOUNTS:                    [Metlife Defensive Strategy Portfolio,
                                        Metlife Moderate Strategy Portfolio,
                                        Metlife Balanced Strategy Portfolio,
                                        Metlife Growth Strategy Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:       [20%]

   PLATFORM 1 SUBACCOUNTS:              [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

   PLATFORM 2 MAXIMUM PERCENTAGE:       [80%]

   PLATFORM 2 SUBACCOUNTS:              [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

   PLATFORM 3 MAXIMUM PERCENTAGE:       [10%]

   PLATFORM 3 SUBACCOUNTS:              [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

   PLATFORM 4 MAXIMUM PERCENTAGE:       [10%]

   PLATFORM 4 SUBACCOUNTS:              [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

MLIU-EDB (4/08)